                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        CATALYTICA ENERGY SYSTEMS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                   [LOGO OF CATALYTICA ENERGY SYSTEMS, INC.]

                               ----------------

                   Notice of Annual Meeting of Stockholders
                          to be held on June 7, 2001

                               ----------------


TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Catalytica Energy Systems, Inc., a Delaware corporation (the "Company" or "Catalytica Energy"), will be held on June 7, 2001, at 10:00 a.m., local time, at the Catalytica Energy Systems, Inc. Headquarters, 430 Ferguson Drive, Mountain View, California 94043 for the following purposes:

     1. To elect a Class I Director of the Company to serve for a three-year term.

     2. To consider and vote to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 2001 fiscal year.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The nominee for Director is set forth in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a Proxy.

                                          Sincerely,


                                          /s/ Craig N. Kitchen
                                          President, Chief Executive Officer
                                           and Director

Mountain View, California
April 24, 2001

                   [LOGO OF CATALYTICA ENERGY SYSTEMS, INC.]

                                PROXY STATEMENT

                               ----------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of Catalytica Energy Systems, Inc. (the "Company" or "Catalytica Energy") for the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 7, 2001, at 10:00 a.m., local time, at the Catalytica Energy Headquarters, 430 Ferguson Drive, Mountain View, California 94043, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 430 Ferguson Drive, Mountain View, California 94043 and its telephone number is (650) 960-3000.

   These proxy solicitation materials and the Annual Report for the year ended December 31, 2000 are expected to be mailed on or about May 3, 2001 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

   Only stockholders of record at the close of business on April 20, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of April 20, 2001, consisted of 12,871,434 shares of common stock. For information regarding holders of more than 5% of the outstanding common stock of the Company, see "Proposal No. 1--Election of Directors--Security Ownership of Principal Stockholders and Management."

Revocability of Proxies

   The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her Proxy.

Voting and Solicitation

   Except as provided below, every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of Directors, each stockholder will be entitled to vote for each nominee, and the nominees receiving the greatest number of votes will be elected.

   The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's Directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail or facsimile.

   Stockholders representing an aggregate of 6,435,718 shares of the Company's common stock present or represented by proxy at the Annual Meeting will constitute a quorum for purposes of voting.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than February 8, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   Pursuant to the Company's Bylaws, stockholders who wish to bring matters or propose nominees for Director at the Company's 2002 Annual Meeting of Stockholders must provide specified information in writing to the secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the 2001 Annual Meeting (i.e., June 7, 2001), unless such matters are included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act, as amended. If such stockholders fail to comply with the foregoing notice provision, then the proxy holders will be allowed to use their voting discretionary authority when the proposal is raised at the 2002 Annual Meeting of Stockholders.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

Directors and Nominee for Director

   Our certificate of incorporation provides that our board of directors be divided into three classes of directors, each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. Following the Annual Meeting, at which one Class I director is to be elected, the Board will be comprised of seven persons. Thomas E. White and Lawrence W. Briscoe, formerly Class I directors, will not stand for re-election. In accordance with the Company's bylaws, the Board will adopt a resolution to reduce the number of directors from nine to seven effective as of May 24, 2001. Each director elected at the 2001 Annual Meeting of Stockholders will serve until his or her term expires at the Annual Meeting of Stockholders in 2004, or until his or her successor has been duly elected and qualified.

   The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

   At the Annual Meeting of Stockholders, a Board of seven Directors is to be elected. Unless otherwise instructed, the proxyholders will vote all of the proxies received by them for the Company's Class I nominee named below, who is currently a Director of the Company. It is not expected that any nominee will be unable or will decline to serve as a Director. Director Hoffen is nominated to the Company's Board of Directors pursuant to a certain agreement. See "Transactions with Management."

Vote Required

   The nominee receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CLASS I NOMINEE LISTED BELOW.

   The names of and certain information about the nominees and continuing directors are set forth below:

                                   Position/Principal                  Director
     Name of Nominee      Age          Occupation                       Since
     ---------------      ---      ------------------                  --------
 Nominee for Class I
 Directors
 William B. Ellis (2)      60 Senior fellow of the Yale University
                               School of Forestry and Environmental
                               Studies                                   1995
 Continuing Class II
 Directors
 Ricardo B. Levy           56 Chairman of Catalytica Energy Systems,
                               Inc.                                      1995
 Craig N. Kitchen          50 President and Chief Executive Officer
                               of Catalytica Energy Systems, Inc.        2000
 Howard I. Hoffen (1) (2)  37 Chairman and Chief Executive Officer
                               of Morgan Stanley Dean Witter Private
                               Equity                                    2000
 Continuing Class III
 Directors
 Ernest Mario (1)          62 Chairman and Chief Executive Officer
                               of ALZA Corporation                       2000
 John A. Urquhart (2)      72 Senior Advisor to the Chairman of
                               Enron Corporation                         1997
 Frederick M. O'Such       63 President and Chief Executive Officer
                               of Xertex Capital                         1995

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee.

   Except as set forth below, the nominee or incumbent director has been engaged in the principal occupation described below during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

   William B. Ellis joined our board of directors in September 1995. Mr. Ellis is a senior fellow of the Yale University School of Forestry and Environmental Studies. Mr. Ellis retired as chairman of Northeast Utilities in 1995, where he also served as chief executive officer from 1983 to 1993. Mr. Ellis joined Northeast Utilities in 1976 as its chief financial officer. Mr. Ellis was a consultant with McKinsey & Co. from 1969 to 1976 and was a principal in that firm from 1975 to 1976. Mr. Ellis serves on the board of directors of Massachusetts Mutual Life Insurance Company and the Pew Center on Global Climate Change. He has a Ph.D. in chemical engineering from the University of Maryland.

   Ricardo B. Levy, Ph.D. joined our board of directors in June 1995 as chairman of the board. He was a founder of Catalytica, Inc. and was a director of Catalytica, Inc. from 1974 to December 2000. He served as chief operating officer from Catalytica, Inc.'s inception in 1974 until August 1991. He served as president and chief executive officer of Catalytica, Inc. from August 1991 until December 2000. Before founding Catalytica, Inc., Dr. Levy was a founding member of Exxon's chemical physics research team. Dr. Levy also serves on the board of directors of the public company, Pharmacopeia, Inc. Dr. Levy has an M.S. from Princeton University and a Ph.D. in chemical engineering from Stanford University. Dr. Levy is an alumnus of Princeton and Harvard University's Executive Management Program.

   Craig N. Kitchen has served as our president, chief executive officer and director since July 2000. Prior to that, Mr. Kitchen was a corporate vice president at Triumph Group, a manufacturer of major airframe, structural and aircraft engine components, where he most recently directed business for the aerospace companies. From October 1994 to July 1997, Mr. Kitchen was a partner at Stolper-Fabralloy, a supplier of combustors for aerospace and industrial gas turbines, and led the business development efforts for new combustors such as GE

Aircraft Engines, Rolls Royce, Allison Engine and Solar Gas Turbines. From 1982 to 1994, Mr. Kitchen served in several senior management positions and was vice president, repairs and overhaul/business development for AlliedSignal. Mr. Kitchen holds a B.S.M.E. from the U.S. Air Force Academy and an M.B.A. from the University of Northern Colorado.

   Howard I. Hoffen joined our board of directors in September 2000. Mr. Hoffen is currently the Chairman and Chief Executive Officer of Morgan Stanley Dean Witter Private Equity, and has been a Managing Director of Morgan Stanley & Co., Incorporated since 1997. He joined Morgan Stanley & Co., Incorporated in 1985 and Morgan Stanley Dean Witter Private Equity in 1986. Mr. Hoffen also serves on the board of the public company, Allegiance Telecom, Inc. and is a director of several privately held companies. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

   Ernest Mario, Ph.D. joined our board of directors in September 2000. Dr. Mario is currently chairman and chief executive officer of ALZA. Before joining ALZA in August 1993 Dr. Mario served as deputy chairman and chief executive officer of Glaxo Holding p.l.c., having served in a variety of executive positions with Glaxo, Inc. beginning in 1986. From 1977 to 1984, he held various executive level positions with Squibb Corporation, ending as president and chief executive officer of Squibb Medical Products. Dr. Mario is a member of the board of directors of several companies, including the following public companies: SonoSite, Inc., COR Therapeutics, Inc., Cepheid, Inc., Orchid BioSciences, Inc. and Pharmaceutical Product Development, Inc. Dr. Mario has a Ph.D. and an M.S. in physical sciences from the University of Rhode Island and a B.S. in pharmacy from Rutgers University.

   John A. Urquhart joined our board of directors in April 1997. He currently serves as senior advisor to the chairman of Enron Corporation and also served as the vice-chairman of Enron from 1990 to 1998. Mr. Urquhart also serves on a number of other boards of directors, including those of the following public companies: Enron, Hubbell Incorporated, TECO Energy, Inc., Weir Group PLC and Tampa Electric Co. He previously served as the senior vice president/executive vice president of industrial and power systems at General Electric. In addition, he served five years as a committee member on the board of the United States Council for Energy Awareness. Mr. Urquhart holds a B.S. in engineering from the Virginia Polytechnic Institute.

   Frederick M. O'Such joined our board of directors in 1995. Mr. O'Such is currently president and chief executive officer of Xertex Capital. From 1981 to 1986, Mr. O'Such served as chief executive officer of Xertex Corporation. From 1970 to 1981, Mr. O'Such served as group president and vice president, corporate development with Envirotech Corporation. He served as group vice president with Gulton Industries, Inc. from 1963 to 1970. Mr. O'Such is a member of several boards of directors, including Herrick-Pacific Corporation. Mr. O'Such holds a B.S. in chemical engineering from Lehigh University and an M.B.A. from Harvard University.

   The Company wishes to acknowledge the many contributions of Mr. White who is not standing for re-election to the Company's board. Mr. White has been appointed and is pending confirmation to serve as the United States Secretary of the Army. The Company also wishes to thank Mr. Briscoe who recently resigned from the Company's board.

Security Ownership of Principal Stockholders and Management

   The following table sets forth, as of March 31, 2001, certain information with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director or nominee director of the Company, (iii) each of the current and former executive officers named in the table under "Executive Compensation--Summary Compensation Table" and
(iv) all directors and executive officers as a group. Percentage beneficial ownership is based on 12,855,938 shares of common stock outstanding as of March 31, 2001. Beneficial ownership is calculated based on SEC requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2001, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each shareholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each party listed in the table is Catalytica Energy Systems, Inc., 430 Ferguson Drive, Mountain View, California 94043.

                                                     Shares of Common Stock
                                                       Beneficially Owned
                                                     ---------------------------
                                                                   Percentage
        Name of Person or Identity of Group            Number       Ownership
        -----------------------------------          ------------- -------------
Morgan Stanley Capital Partners III, L.P. (1).......     4,136,748     32.18%
 c/o Howard Hoffen 1221 Avenue of the Americas
 New York, New York 10020
Enron Corporation (2)...............................     1,342,889     10.45%
 1400 Smith Street
 Houston, Texas 77002
Ricardo B. Levy (3).................................       254,597      1.98%
Ralph Dalla Betta (4)...............................       186,170      1.45%
Dennis A. Orwig (5).................................       139,372      1.08%
Craig N. Kitchen (6)................................        16,452       *
Steven J. Oliva (7).................................        65,437       *
Lawrence W. Briscoe (8).............................        65,253       *
Patrick T. Conroy (9)...............................        39,324       *
Frederick M. O'Such (10)............................        37,434       *
William B. Ellis (11)...............................        34,000       *
John A. Urquhart (12)...............................        34,000       *
Ernest Mario (13)...................................        19,059       *
Peter B. Evans (14).................................        13,156       *
All officers and directors as a group (19 persons)
 (15)...............................................       920,275      7.16%

--------
 (1) Mr. Hoffen is a managing director of Morgan Stanley & Co. and a Director of the Company. Mr. Hoffen disclaims beneficial ownership of the shares owned by Morgan Stanley Capital Partners III, L.P.

 (2) These shares were originally issued to Enron Ventures Corporation, an affiliate of Enron Corporation, and have since been transferred to JSB Asset, LLC, also an affiliate of Enron Corporation.

 (3) Includes shares held by the following trusts, of which Dr. Levy serves as trustee: (i) 117,847 shares held by the Levy Family Trust; (ii) 6,705 shares held by the Polly Jean Cusumano Trust; and (iii) 6,449 shares held by the Doreen Ann Nelson Trust. Dr. Levy disclaims beneficial ownership of the shares owned by the Polly Jean Cusumano Trust and the Doreen Ann Nelson Trust. Includes 61,900 shares issuable upon exercise of options held by Dr. Levy, which options are exercisable within 60 days of March 31, 2001.

 (4) Includes 113,663 shares issuable upon exercise of options held by Dr. Dalla Betta, which options are exercisable within 60 days of March 31, 2001.

 (5) Includes 139,372 shares issuable upon exercise of options held by Mr. Orwig, which options are exercisable within 60 days of March 31, 2001.

 (6) Includes 15,625 shares issuable upon exercise of options held by Mr. Kitchen, which options are exercisable within 60 days of March 31, 2001.

 (7) Includes 55,231 shares issuable upon exercise of options held by Mr. Oliva, which options are exercisable within 60 days of March 31, 2001.

 (8) Includes 12,400 shares issuable upon exercise of options held by Mr. Briscoe, which options are exercisable within 60 days of March 31, 2001.

 (9) Includes 39,324 shares issuable upon exercise of options held by Mr. Conroy, which options are exercisable within 60 days of March 31, 2001.

(10) Includes 34,000 shares issuable upon exercise of options held by Mr. O'Such, which options are exercisable within 60 days of March 31, 2001.

(11) Includes 34,000 shares issuable upon exercise of options held by Mr. Ellis, which options are exercisable within 60 days of March 31, 2001.

(12) Includes 34,000 shares issuable upon exercise of options held by Mr. Urquhart, which options are exercisable within 60 days of March 31, 2001.

(13) Includes 3,333 shares issuable upon exercise of options held by Dr. Mario, which options are exercisable within 60 days of March 31, 2001.

(14) Includes 13,120 shares issuable upon exercise of options held by Mr. Evans, which options are exercisable within 60 days of March 31, 2001.

(15) Includes 569,576 shares issuable upon exercise of options held by directors and officers, which options are exercisable within 60 days of March 31, 2001.

Board Meetings and Committees

   The Board of Directors of the Company held a total of four meetings during the year ended December 31, 2000. During that same period, the Board acted seven times by unanimous written consent.

   The Audit Committee was formed December 12, 2000 and did not meet during the remainder of 2000. The current members of the Audit Committee are William
B. Ellis, John A. Urquhart and Howard I. Hoffen, three of the Company's non-employee directors. This Committee's responsibilities are outlined in its Charter, which was adopted by the Board of Directors on March 7, 2001, and is attached as Appendix A to this Proxy Statement. All members of the audit committee are independent, as such term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards.

   The Compensation Committee was formed December 12, 2000. The Compensation Committee, which during the year ended December 31, 2000, consisted of Directors Howard I. Hoffen and Ernst Mario, two of the Company's non-employee directors, did not meet during the last fiscal year. This Committee establishes the salary and incentive compensation of the executive officers of the Company and the general compensation policies for all employees.

   During the fiscal year ended December 31, 2000, Directors Lawrence W. Briscoe, William B. Ellis, Ricardo B. Levy, Frederick M. O'Such, John A. Urquhart, and Thomas E. White attended all meetings of the Board of Directors. During fiscal year 2000, Howard I. Hoffen and Ernst Mario, who were appointed to the Board of Directors on September 14, 2000, attended 100% of the meetings of the Board of Directors during their term in 2000, and Craig N. Kitchen, who was appointed to the Board of Directors on July 27, 2000, attended 100% of the meetings of the Board of Directors during his term in 2000.

Director Compensation

   Directors who are not officers of the Company, with the exception of Mr. Hoffen, and Mr. White, who is not standing for re-election, each receive an annual retainer for their services in the amount of $20,000 per year, plus reimbursement of expenses. During the fiscal year ended December 31, 2000, Dr. Mario and Mr. Urquhart each received $40,000 in connection with their services as directors of the Company and Catalytica, Inc. Directors who are employed by the Company do not receive any compensation for their Board activities.

   In connection with the merger of Catalytica, Inc. with DSM in December 2000 (the "Merger"), Dr. Levy, Mr. O'Such, and Dr. Mario received $3,890,646, $17,472, and $135,002, respectively. Additionally, in connection with his termination from Catalytica, Inc. on December 15, 2000, Dr. Levy, who was an officer and member of the Board of Directors of Catalytica, Inc. received from Catalytica, Inc. a supplemental pension pay-out of $263,103, a payment of $1,601,965 pursuant to a change of control agreement, contributions of $13,919 under the Catalytica, Inc. 401(k) plan, as well as a salary of $348,875 and a bonus of $295,000. Mr. Briscoe, who served as the Company's Chief Financial Officer until September 6, 2000, received $2,366,280 paid by Catalytica, Inc. in connection with the Merger and payments of $1,049,108 made by Catalytica, Inc. to Mr. Briscoe pursuant to a change of control agreement. Mr. Briscoe resigned from the Board on April 3, 2001. See "Executive Compensation."

   During the fiscal year ended December 31, 2000, the Company's directors received the following option grants:

                           Catalytica Energy Systems, Inc.           Catalytica, Inc. (1)
                         ------------------------------------ ---------------------------------
                                            Exercise price of                 Exercise price of
       Directors         Options granted(3)  options granted  Options Granted  options granted
       ---------         ------------------ ----------------- --------------- -----------------
Ricardo B. Levy.........        5,000            $21.00           38,000(3)        $12.00
Lawrence W. Briscoe.....        2,500             21.00           20,000(3)         12.00
William B. Ellis (2)....          --                --             4,000(4)         12.94
Craig N. Kitchen........       75,000             30.00           10,000(3)         11.44
Ernest Mario (2)........          --                --             8,000(4)         12.94
John A. Urquhart (2)....          --                --             8,000(4)         12.94
Frederick M. O'Such
 (2)....................          --                --             4,000(4)         12.94

--------
(1) All Catalytica, Inc. stock options held at December 15, 2000, were accelerated and cashed-out in connection with the merger of Catalytica, Inc. with DSM in December 2000.

(2) Non-employee directors of the Company received options to purchase 4,000 shares of Catalytica, Inc.'s common stock in lieu of options to purchase the Company's common stock in 2000.

(3) Options become exercisable at the rate of one-eighth of the shares subject to the option at the end of the sixth month that the Director remains on the Board following the date of grant and continue to vest ratably over four years from the date of grant, and expire no later than ten years from the date of grant.

(4) Options become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each month that the Director remains on the Board following the date of grant such that the options become fully vested within one year of the date of grant, and expire no later than ten years from the date of grant.

   Mr. Hoffen and Mr. White did not receive stock option grants.

        Report of the Compensation Committee of the Board of Directors
                           on Executive Compensation

   The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation earned by such executive officers for the year ended December 31, 2000.

   The Compensation Committee of the Board of Directors of Catalytica Energy Systems, Inc. establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. During the year ended December 31, 2000, the Compensation Committee consisted of two independent, non-employee Directors, Howard Hoffen and Ernest Mario.

   The Company's compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, business and individual performance.

   The compensation program for the executive officers is identical to that for all employees and consists of base salary, stock options and bonus. Other benefits, such as health and welfare insurance, a defined contribution

401k pension plan, and an employee stock purchase plan, are also available to all eligible employees. The Compensation Committee establishes the compensation of the Chief Executive Officer and other executive officers based on several criteria related to competitive compensation levels, the performance of the individual and the company's performance relative to plan.

   Competitive Compensation. In order to establish competitive compensation, a market basket of companies from combustion-related industries was created and the base salaries, bonus opportunities and stock option awards for their top executives were analyzed. The intent of the Compensation Committee is to set the total compensation for the Company's executive officers at approximately the 50th percentile of the market basket of companies. Any such cross-company comparisons require some adjustments to reflect varying levels of specific responsibilities, complexity of the business, its ultimate potential and the background and training of the incumbent. Such considerations set the base level of compensation, assuming an acceptable level of performance. Performance variations on an individual and business level are then applied.

   Individual Performance. Personal performance is appraised against a budget and business plan laid out at the beginning of each year. The plan includes a set of personal objectives regarding such things as budgetary control, achieving milestones in the Company's development programs, successful execution and implementation of collaborative agreements or contracts, achieving planned revenues and other criteria. Assessment of performance in these regards determines the annual increase in base salary and also determines, in part, the level of cash bonus and long term incentive compensation. Bonus and options are also affected by corporate performance.

   Corporate Performance. Achievement of corporate objectives, designed to enhance stockholder value, is a key factor in establishing stock option awards and bonus. Typical corporate objectives would include sound management of all balance sheet items, appropriate balancing of new opportunities and risks and the creation of opportunities for future business activity. The bonus plan for executives is based on the achievement of a combination of financial and non-financial goals. The financial portion of the bonus does not pay out below achievement of 80% of the planned goal; it does, however, provide for over-achievement of the financial objectives. Overall personal performance for 2000 was also taken into consideration in the final bonus amount.

   In determining the Chief Executive Officer's compensation, a review of his new role as a President and Chief Executive Officer of a public company as well as a comparison of similar positions of like companies was conducted. Mr. Kitchen's salary was increased by 15% to $265,000, effective March 1, 2001. Additionally, he received a one-time bonus of $68,000 and a guaranteed annual bonus of $35,000 for the 2000 calendar year, and a one-time initial option award of 75,000 shares on July 31, 2000 at an exercise price of $26.50 per share, an option award of 84,717 shares on January 24, 2001 at an exercise price of $14.312 per share, and an option award of 15,000 shares on February 23, 2001 at an exercise price of $16.937 per share, which were all within the general guidelines we are following and are consistent with the 2000 performance of the Company.

   The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to Section 162(m) of the Omnibus Reconciliation Act of 1993. In addition, the non-equity-based compensation paid to the Named Officers in fiscal 1998, 1999 and 2000 did not exceed $1 million for any individual.

                                          COMPENSATION COMMITTEE

                                          Howard I. Hoffen
                                          Ernest Mario

                            AUDIT COMMITTEE REPORT

   The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, John A. Urquhart, William B. Ellis and Howard I. Hoffen, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors, attached to this Proxy Statement as Appendix A (the "Charter"). Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report thereon. Pursuant to its Charter, the Audit Committee monitors and oversees these processes.

   In this context the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining the auditors' independence.

   Based on the Audit Committee's review and discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission. The committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Howard I. Hoffen
                                          William B. Ellis
                                          John A. Urquhart

      FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING FISCAL 2000

Audit Fees

   Audit fees billed to the Company by Ernst & Young LLP during the Company's fiscal year ended December 31, 2000 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $254,700.

Financial Information Systems Design and Implementation Fees

   The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

   Fees billed to the Company by Ernst & Young LLP during the fiscal year ended December 31, 2000 for all other audit-related services rendered to the Company totaled $773,400. These fees primarily included audit-related activities associated with a public offering, accounting research and consultations, as well as non-audit activities of $44,200.

                               PERFORMANCE GRAPH

   The following is a graph comparing the cumulative total return to stockholders, calculated on a dividend reinvested basis, from the effective date of Catalytica Energy's spin-off from Catalytica, Inc., December 18, 2000 until December 29, 2000, to the cumulative total return over such period of
(i) Nasdaq U.S. Stock Market Index and (ii) Merrill Lynch Energy Technology Index. The graph assumes that $100 was invested in the Company's common stock on December 18, 2000, the Nasdaq U.S. Stock Market, and in the Merrill Lynch Energy Technology Index. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                              [PERFORMANCE GRAPH]

    Data Points (1)       12/18/2000 12/20/2000 12/22/2000 12/26/2000 12/29/2000

Catalytica Energy
 Systems, Inc...........   $  13.75   $  14.94   $  16.44   $  16.25   $  17.25
NASDAQ US Stock Market..    2624.52    2332.78    2517.02    2493.52    2470.52
Merrill Lynch Energy
 Technology Index.......      21.24      18.77    19.8801   20.75706    22.0823

  Conversion to Index
       Point (2)          12/18/2000 12/20/2000 12/22/2000 12/26/2000 12/29/2000

Catalytica Energy
 Systems, Inc...........        100        109        120        118        125
NASDAQ US Stock Market..        100         89         96         95         94
Merrill Lynch Energy
 Technology Index.......        100         88         94         98        104

--------
(1) Stock closing price
(2) Index Point = Data Point/Baseline X 100

                            EXECUTIVE COMPENSATION

   The following table sets forth certain summary information concerning the annual compensation received for services rendered to the Company during the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998, by: (i) Craig N. Kitchen, who became the Company's Chief Executive Officer in July 2000, (ii) Dennis A. Orwig, the Company's former Chief Executive Officer, (iii) Lawrence W. Briscoe, the Company's former Chief Financial Officer, and (iv) each of the four most highly compensated other executive officers of the Company who were serving as executive officers of the Company on December 31, 2000 (collectively, the "Named Officers").

                          Summary Compensation Table

                                                     Long-Term
                                                    Compensation
                             Annual Compensation       Awards
                          ------------------------- ------------
                                                     Securities
   Name and Principal     Fiscal                     Underlying      All Other
        Position           Year  Salary($) Bonus($)  Options(#)  Compensation($)(1)
   ------------------     ------ --------- -------- ------------ ------------------

Craig N. Kitchen(2).....   2000  $106,072  $103,000    75,000       $    2,108(2)
 President and             1999       --        --        --                 --
 Chief Executive Officer   1998       --        --        --                 --

Dennis A. Orwig(3)......   2000  $116,497  $ 21,000     8,700       $  817,076(3)
 Former President and      1999  $208,000  $ 21,000     8,400       $   80,368(3)
 Chief Executive Officer   1998  $196,000  $ 26,000    10,100       $  256,444(3)

Lawrence W. Briscoe(4)..   2000  $183,165  $170,000     2,500       $3,506,700(4)
 Former Chief Financial
  Officer                  1999  $265,000  $170,000     2,200       $    8,000(4)
                           1998  $250,000  $178,000     1,200       $    4,000(4)

Patrick T. Conroy(5)....   2000  $198,550  $ 70,200     4,260       $   40,320(5)
 Senior Vice President,    1999  $190,000  $ 70,000     4,150       $   41,828(5)
 Product Development       1998  $180,000       --        --        $   99,755(5)

Ralph A. Dalla
 Betta(6)...............   2000  $183,333  $ 17,000     6,100       $  215,522(6)
 Chief Technology
  Officer and              1999  $175,000  $ 17,000     4,900       $   15,062(6)
 Vice President,
  Technology               1998  $166,000  $ 16,000    11,750       $   11,680(6)

Peter B. Evans(7).......   2000  $166,083  $ 15,000     5,120       $   29,852(7)
 Former Senior Vice
  President,               1999  $115,800  $ 25,000     8,000       $   76,515(7)
 Business Development      1998       --        --        --                 --

Steven J. Oliva(8)......   2000  $155,734  $ 12,400     5,520       $   76,645(8)
 Vice President,
  Operations               1999  $147,525  $ 11,600     4,410       $    8,000(8)
                           1998  $140,651  $  2,829     4,850       $    4,000(8)

--------
(1) Amounts in "All Other Compensation" include compensation paid upon (i) the acceleration and cash-out of certain Catalytica, Inc. stock options held by certain of the Named Officers in connection with the merger of Catalytica, Inc. with DSM in December 2000 (the "Merger") and (ii) in the case of Mr. Briscoe, the triggering of certain change of control provisions under Mr. Briscoe's employment agreement with Catalytica, Inc.

(2) Mr. Kitchen joined the Company as President and Chief Executive Officer on July 17, 2000, and received a one-time bonus of $103,000 upon joining the Company. Amounts under "All Other Compensation" include $2,108 contributed by the Company under the Catalytica, Inc. 401(k) plan in 2000. On an annualized basis, Mr. Kitchen's salary for 2000 would have been $230,000.

(3) Mr. Orwig resigned from the Company effective July 16, 2000. Amounts under "All Other Compensation" include (i) forgiveness of principal and interest in the amounts of $315,881 in 2000, $72,528 in 1999 and

   $72,554 in 1998 on a loan to Mr. Orwig; (ii) contributions by the Company of $3,280 in 2000, $7,840 in 1999, and $4,000 in 1998 under the Catalytica,
   Inc. 401(k) plan; (iii) $18,070 in 2000 paid in respect of accrued vacation time and $98,172 in 2000 of severance pay in connection with Mr. Orwig's resignation in July 2000; (iv) relocation assistance of $179,890 in 1998; and (v) $381,673 in 2000 paid by Catalytica, Inc. in connection with the Merger. On an annualized basis, Mr. Orwig's salary for 2000 would have been $216,000.

(4) Mr. Briscoe resigned from the Company effective September 6, 2000. Mr. Briscoe also served as the chief financial officer and vice president of finance and administration of Catalytica, Inc. until December 15, 2000. Mr. Briscoe resigned from the Company's Board of Directors as of April 3, 2001. The amounts set forth in the table were paid by Catalytica, Inc. and reflect compensation for Mr. Briscoe's services to Catalytica, Inc. and to the Company through September 6, 2000. The amounts under "All Other Compensation" include (i) contributions by the Company of $4,192 in 2000, $8,000 in 1999, and $4,000 in 1998 under the Catalytica, Inc. 401(k) plan through September 6, 2000; (ii) contributions of $1,928 under the Catalytica, Inc. 401(k) plan after September 6, 2000; (iii) $4,107 paid after September 6, 2000 in respect of accrued vacation time; (iv) $2,366,280 in 2000 paid by Catalytica, Inc. in connection with the Merger;
    (v) payments of $1,049,108 in 2000 made by Catalytica, Inc. to Mr. Briscoe pursuant to a change of control agreement, and (vi) payments of $81,085 in salary made by Catalytica, Inc. to Mr. Briscoe as an employee of Catalytica, Inc. after September 6, 2000. On an annualized basis, Mr. Briscoe's salary for 2000 would have been $278,000.

(5) Amounts under "All Other Compensation" include (i) forgiveness of principal and interest in the amounts of $30,000 in 2000, $33,828 in 1999 and $35,742 in 1998 on a loan to Mr. Conroy; (ii) contributions by the Company of $9,520 in 2000, $8,000 in 1999, and $4,000 in 1998 under the
    Catalytica, Inc. 401(k) plan; (iii) relocation assistance of $60,013 in 1998; and (iv) $800 in medical insurance reimbursements during 2000.

(6) Amounts under "All Other Compensation" include (i) contributions by the Company of $8,482 in 2000, $7,062 in 1999 and $7,680 in 1998 to the
    Catalytica, Inc. Supplemental Severance Benefit Plan; (ii) contributions by the Company of $9,520 in 2000, $8,000 in 1999, and $4,000 in 1998 under
    Catalytica's 401(k) plan, and (iii) $197,520 in 2000 paid by Catalytica, Inc. in connection with the Merger.

(7) Mr. Evans joined the Company on April 12, 1999 and resigned from the Company effective January 24, 2001. Amounts under "All Other Compensation" include (i) forgiveness of interest in the amount of $20,332 in 2000 on a loan to Mr. Evans; (ii) contributions by the Company of $9,520 in 2000 and $4,915 in 1999 under the Catalytica, Inc. 401(k) plan; and (iii) relocation assistance of $71,600 in 1999. On an annualized basis, Mr. Evans' salary for 1999 would have been $160,000.

(8) Amounts under "All Other Compensation" include contributions by the Company of $9,415 in 2000, $8,000 in 1999, and $4,000 in 1998 under the
    Catalytica, Inc. 401(k) plan; and $67,230 in 2000 paid by Catalytica, Inc. in connection with the Merger.

Option Grants in Last Fiscal Year

   The following table sets forth the stock options granted during the fiscal year ended December 31, 2000 to each of the Named Officers:

                                       Individual Grants(1)
                         ------------------------------------------------
                                                                          Potential Realizable
                                       % of Total                           Value at Assumed
                           Number of    Options                           Annual Rates of Stock
                          Securities   Granted to                          Price Appreciation
                          Underlying   Employees                           for Option Term(3)
                            Options    in Fiscal    Exercise   Expiration ---------------------
          Name           Granted(#)(1)  Year(2)   Price($/sh.)    Date      5%($)      10%($)
          ----           ------------- ---------- ------------ ---------- ---------- ----------
Craig N. Kitchen........    75,000        36.3%      $26.50      7/31/10  $1,677,513 $3,848,421
Dennis A. Orwig.........     8,700         4.2%      $21.00     11/16/01  $  114,899 $  291,177
Lawrence W. Briscoe.....     2,500         1.2%      $21.00       3/1/10  $   33,017 $   83,671
Patrick T. Conroy.......     4,260         2.1%      $21.00       3/1/10  $   56,261 $  142,576
Ralph A. Dalla Betta....     6,100         2.9%      $21.00       3/1/10  $   80,561 $  204,158
Peter B. Evans..........     5,120         2.5%      $22.07     11/16/01  $   71,078 $  180,125
Steven J. Oliva.........     5,520         2.7%      $21.00       3/1/10  $   72,901 $  184,747

--------
(1) These options were granted under the Company's 1995 Stock Option Plan (as amended and restated October 26, 2000) (the "1995 Plan"). Options granted under the 1995 Plan generally have a ten-year term. Generally, 12.5% of the grant becomes exercisable six months after the date of grant. The balance of the grant then vests monthly, with full exercisability occurring on the fourth anniversary date. The per share exercise price is based on the fair market value of the Company's common stock on the date of grant, as determined by the board of directors prior to December 15, 2000, and the Nasdaq closing price for the Company's common stock on the date of grant after December 15, 2000. Unless otherwise determined by the Board of Directors, the 1995 Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the 1995 Plan.

(2) Based on options to purchase an aggregate of 206,620 shares granted to employees during 2000.

(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

   The following table sets forth for each of the Named Officers information with respect to stock options exercised during the fiscal year ended December 31, 2000 and stock options held at fiscal year end:

                                                      Number of Securities
                                                     Underlying Unexercised   Value of Unexercised In-
                                                     Options at Fiscal Year     the-Money Options at
                           Shares                           End(#)(2)           Fiscal Year End($)(2)
                         Acquired on     Value      ------------------------- -------------------------
          Name           Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------------- ----------- ------------- ----------- -------------
Craig N. Kitchen........      --             --           --       75,000            --          --
Dennis A. Orwig.........      --             --       174,372         --      $2,731,178         --
Lawrence W. Briscoe.....   16,000       $240,225       12,400         --      $  115,825         --
Patrick T. Conroy.......      --             --        35,115      13,295     $  479,375    $110,625
Ralph A. Dalla Betta....      --             --       111,371      11,379     $1,732,236    $ 19,252
Peter B. Evans..........      --             --         1,640      11,480            --          --
Steven J. Oliva.........      --             --        62,978       9,302     $  975,359    $ 23,138

--------
(1) Market value of underlying securities on the exercise date minus the exercise price.

(2) Market value of underlying securities at December 31, 2000 minus the exercise price.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consisted of Directors Hoffen and Mario in 2000. No executive officer of the Company serves as a member of the Board of Directors or on the Compensation Committee of any entity that has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

                         TRANSACTIONS WITH MANAGEMENT

   Morgan Stanley Capital Partners III, Inc. is entitled to certain registration rights. Additionally, the Stockholder Rights Agreement also provides that the Morgan Stanley Equity Funds are entitled to have the Company nominate for election to the Board of Directors one nominee of the Morgan Stanley Equity Funds for so long as they own more than 5% of the outstanding common stock of the Company.

   JSB Asset, LLC, as affiliate of Enron, is entitled to certain registration rights. Additionally, its Omnibus Agreement with the Company also provides that Enron is entitled to have the Company nominate for election to the Board of Directors one nominee of Enron for so long as it owns more than 5% of the outstanding common stock of the Company. Enron has currently elected not to exercise this right.

   In April 2001, the Company entered into Change of Control Severance Agreements with the following members of Management: Craig N. Kitchen, Dennis Riebe, Pat T. Conroy and Ralph A. Dalla Betta. The Change of Control Severance Agreements provide for the following benefits in the event an officer is involuntarily terminated (as defined in the Change of Control Severance Agreement): (1) 200% of the officer's annual compensation plus a pro rata payment of their projected bonus, (2) continued employee benefits for up to two years from the date of an involuntary termination and (3) accelerated vesting of all of the officer's options.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that, during fiscal year 2000, all reporting persons complied with Section 16(a) filing requirements applicable to them.

            PROPOSAL NO. 2--APPROVAL OF AMENDMENT TO THE COMPANY'S
                            1995 STOCK OPTION PLAN

General

   The 1995 Stock Option Plan (as amended and restated October 26, 2000) (the "1995 Plan") was adopted by the Board of Directors and approved by the stockholders in August 1995, and amended August 4, 1998 and October 26, 2000. There are currently 2,000,000 shares of common stock reserved under the 1995 Plan. The 1995 Plan provides for the granting to employees of the Company incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of nonstatutory stock options to employees and consultants of the Company. As of March 31, 2001, options to purchase 1,656,457 shares were outstanding under the 1995 Plan and 163,114 shares remained available for future grants (without giving effect to the increase in shares being presented to the stockholders for approval at the Annual Meeting).

Proposal

   On May 24, 2001, the Board of Directors will approve an amendment to the 1995 Plan to increase the number of shares reserved for issuance thereunder by an additional 1,500,000 shares for an aggregate of 3,500,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to the 1995 Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are eligible to be granted stock options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

Required Vote; Recommendation of the Board of Directors

   The affirmative vote of the holders of a majority of the shares represented in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve and ratify the increase in the number of shares reserved under the 1995 Plan.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the 1995 Plan

   The essential features of the 1995 Plan are outlined below.

   Purpose. The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

   Administration. The 1995 Plan may be administered by the Board or a committee of the Board (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Exchange Act and applicable laws. Subject to the other provisions of the 1995 Plan, the Administrator has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. The 1995 Plan is currently administered by the Non-Executive Stock Option Committee and the Board of Directors.

   Eligibility and Terms of Options. The 1995 Plan provides that nonstatutory stock options may be granted to employees, board members and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the 1995 Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors.

   Terms and Conditions of Options. Each option granted under the 1995 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of common stock at the time the options are granted. However, the exercise price of an option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the common stock on the date the option is granted. For so long as the Company's common stock is traded on The NASDAQ National Market the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system.

     (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the 1995 Plan to date generally become exercisable at a rate of 1/48th of the shares subject to the options per month and have a ten-year term. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price to the Company.

     (c) Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's common stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

     (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option, but only within such period of time not to exceed three months from the date of such termination, as is determined by the Administrator (with such determination being made at the time of grant and not exceeding ninety days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). Options granted under the 1995 Plan to date have generally provided that optionees may exercise their options within ninety days from the date of termination of employment (other than for death or disability). Additionally, if the optionee ceases to be an employee or consultant prior to the date nine months after the Company becomes subject to the reporting requirements of the Exchange Act, the option shall be exercisable for one year following the date the Company becomes subject to the Exchange Act reporting requirements or if the optionee ceases to be an employee or consultant on or after the date nine months after the Company becomes subject to the Exchange Act reporting requirements, the option shall be exercisable for three months after the optionee ceases to be an Employee or consultant.

     (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     (g) Termination of Options. Excluding options issued to 10%
  Stockholders, options granted under the 1995 Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

     (h) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     (i) Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

   Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding common stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Administrator in: (i) the number of shares of common stock subject to the 1995 Plan, (ii) the number and class of shares of stock subject to any option outstanding under the 1995 Plan, and
(iii) the exercise price of any such outstanding option. The determination of the Administrator as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

   Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the acquisition by a person of fifty percent or more of the Company's then outstanding securities (a "Change of Control"), the 1995 Plan requires that each outstanding option be assumed or that an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, the 1995 Plan provides for full acceleration of the exercisability of all outstanding options for a period of no more then six months from the date of a Change of Control.

   Amendment and Termination of the 1995 Plan. The Board may at any time amend, alter, suspend or terminate the 1995 Plan. The Company shall obtain stockholder approval of any amendment to the 1995 Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the common stock is traded). Any amendment or termination of the 1995 Plan shall not affect options already granted, and such options shall remain in full force and effect as if the 1995 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the 1995 Plan shall terminate in August 2005. Any options outstanding under the 1995 Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Tax Information

   Options granted under the 1995 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, Director or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

   Participation. The Company is unable to predict the amount of benefits that will be received or allocated to any particular participant under the 1995 Plan. The following table sets forth the number of shares that were granted under the 1995 Plan during the fiscal year ended December 31, 2000 to (i) each of the Company's Named Executive Officers, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers as a group and (iv) all employees other than executive officers as a group, and the dollar value of these options based on the market value of the underlying securities at December 31, 2000.

                                                                   Aggregate
                                                                   Shares of
                                                                  Common Stock
                                                       Value of    Subject to
                 Name and Position                    Options ($)   Options
                 -----------------                    ----------- ------------
William B. Ellis....................................  $       --         --
 Nominee for Director

Craig N. Kitchen....................................  $ 1,293,750     75,000
 President, Chief Executive Officer and Director

Dennis A. Orwig.....................................  $   150,075      8,700
 Former President and Chief Executive Officer

Lawrence W. Briscoe.................................  $    43,125      2,500
 Former Chief Financial Officer and Former Director

Patrick T. Conroy...................................  $    73,485      4,260
 Senior Vice President, Product Development

Ralph A. Dalla Betta................................  $   105,225      6,100
 Chief Technology Officer and Vice President,
  Technology

Peter B. Evans......................................  $    88,320      5,120
 Former Senior Vice President, Business Development

Steven J. Oliva.....................................  $    95,220      5,520
 Vice President, Operations

Each person who was granted more than five percent
 of the total options granted.......................  $       --         --

All current executive officers as a group...........  $ 1,841,955    106,780

All current directors who are not executive officers
 as a group.........................................  $    86,250      5,000

All employees, excluding executive officers, as a
 group and excluding all cancelled options..........  $19,770,018  1,146,088

      PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Company has selected Ernst & Young LLP independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP IN THE EVENT THAT A MAJORITY OF THE VOTES CAST AT THE MEETING ARE CAST AGAINST SUCH RATIFICATION, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.

                                 OTHER MATTERS

   The Company does not currently intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sincerely,
                                          /s/ Craig N. Kitchen
                                          President, Chief Executive Officer
                                           and Director

April 24, 2001
Mountain View, California

                                  APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                        CATALYTICA ENERGY SYSTEMS, INC.

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Catalytica Energy Systems, Inc. (the "Company") shall be:

  . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

  1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication, including but not limited to a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

  . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  .  Reviewing fee arrangements with the independent auditors;

  . Reviewing the independent auditors' proposed audit scope, approach and independence;

  . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  . Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
     Schedule 14A;

  . Reviewing the Audit Committee's own structure, processes and membership requirements; and

  . Performing such other duties as may be requested by the Board of Directors.

   In executing its responsibilities described above, the Audit Committee may rely upon discussions with management and the Company's independent accountants, including review of the representations of management and the report of the Company's independent accountants to the Audit Committee.

MEETINGS:

   The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

--------------------------------------------------------------------------------
p
R     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O     CATALYTICA ENERGY SYSTEMS, INC.
X     2001 ANNUAL MEETING OF STOCKHOLDERS
Y



                                 June 7, 2001

The undersigned stockholder of Catalytica Energy Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2001, and hereby appoints Craig N. Kitchen and Dennis Riebe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Catalytica Energy Systems, Inc., to be held on Thursday, June 7, 2001, at 10:00 a.m., local time, at the Catalytica Energy Systems, Inc. Headquarters, 430 Ferguson Drive, Mountain View, California 94043 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF A CLASS I DIRECTOR, (2) FOR THE APPROVAL OF AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
 COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE
                 (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                            (FOLD AND DETACH HERE)

                   [LETTERHEAD OF CATALYTICA ENERGY SYSTEMS]


                        ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, June 7, 2001
                                  10:00 a.m.
                 Catalytica Energy Systems, Inc. Headquarters
                              430 Ferguson Drive
                        Mountain View, California 94043


                THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                       EACH OF THE FOLLOWING PROPOSALS.

                                                                                  Please Mark [X]
                                                                                   your votes as
                                                                                   indicated in
                                                                                   this example

1.   ELECTION OF DIRECTORS                                FOR  nominee listed      WITHHOLD AUTHORITY
                                                            below (except as            for all
                                                              indicated)               nominees
                                                                 [_]                     [_]

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE
 LIST BELOW:

William B. Ellis

                                                                                      FOR          AGAINST      ABSTAIN
2.   Proposal to approve and ratify the appointment
     of Ernst & Young as the independent auditors of
     the Company for the fiscal year ending December                                  [_]            [_]          [_]
     31, 2001.

3.   Proposal to approve and amend the Company's 1995                                 [_]            [_]          [_]
     Stock Option Plan.

4.   The proxies are authorized to vote in their
     discretion upon such other business as may                                       [_]            [_]          [_]
     properly come before the meeting.

     I PLAN TO ATTEND THE MEETING                                                     [_]

     COMMENTS/ADDRESS CHANGE                                                          [_]
     Please mark this if you have written comments/address on the reverse side


Signature ________________ Signature ___________________ Date___________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

--------------------------------------------------------------------------------
                           (FOLD AND DETACH HERE)